RockTenn

Executing Our Strategy, Delivering Exceptional Value


RockTenn
Coated White Top Liner

Fiscal 2013 Fourth Quarter Earnings Conference Call Presentation
November 5, 2013

Cautionary Statement Regarding Forward-Looking Information

Statements in this presentation that do not relate strictly to historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including the slide entitled “Key Financial Statistics – FY2014 Outlook” that give guidance for future periods. Forward-looking statements are based on our current expectations, beliefs, plans or forecasts and use words in this presentation such as will, estimate, expect, trending, or refer to future time periods. You should not place undue reliance on any forward-looking statements as such statements involve risks, uncertainties, assumptions and other factors that could cause actual results to differ materially, including the following: our belief that the Corrugated industry fundamentals are improving, our ability to achieve benefits from the Smurfit-Stone Acquisition, including, without limitation, synergies, performance improvements and successful implementation of capital projects; expected price realization; expected levels of depreciation and amortization, corporate expenses, interest expense, income tax rates, federal NOLs, Black Liquor and AMT tax credits, pension expense and contributions, capital expenditures, commodity costs, maintenance outages, containerboard inventory builds; the level of demand for our products; economic downtime; our ability to successfully identify and make performance improvements; anticipated returns on our capital investments; possible increases in energy, raw materials, shipping and capital equipment costs; any reduction in the supply of raw materials; fluctuations in selling prices and volumes; intense competition; the potential loss of certain customers; adverse changes in general market and industry conditions and other risks, uncertainties and factors discussed in Item 1A "Risk Factors" and under the caption "Business — Forward-Looking Information" in our 2012 Annual Report on Form 10-K and by similar disclosures in any of our subsequent SEC filings. The information contained herein speaks as of the date hereof and we do not have or undertake any obligation to update such information as future events unfold.

Disclaimer and Use of Non-GAAP Financial Measures and Reconciliations

We may from time to time be in possession of certain information regarding RockTenn that applicable law would not require us to disclose to the public in the ordinary course of business, but would require us to disclose if we were engaged in the purchase or sale of our securities. This presentation shall not be considered to be part of any solicitation of an offer to buy or sell RockTenn securities. This presentation also may not include all of the information regarding RockTenn that you may need to make an investment decision regarding RockTenn securities. Any such investment decision should be made on the basis of the total mix of information regarding RockTenn that is publicly available as of the date of such decision.

We have included financial measures that are not prepared in accordance with accounting principles generally accepted in the United States ("GAAP"). The non-GAAP financial measures presented are not intended to be a substitute for GAAP financial measures, and any analysis of non-GAAP financial measures should be used only in conjunction with results presented in accordance with GAAP and the reconciliations of non-GAAP financial measures to GAAP financial measures included in the Appendix to this presentation.

RockTenn 4Q FY2013 – Summary

- Record adjusted earnings per share of $2.66 increased by $1.27, up 91% over 4Q FY2012 (1)
- Corrugated Packaging EBITDA margin of 20.0%, up from 13.7% in 4Q FY 2012 (2)
  - Successful realization of Spring 2013 corrugated price increase
  - Continued operational improvements and execution across our corrugated system
- Effective tax rate of 30.6% related to various favorable state and international tax items; $0.12 per share
- $277 million of cash flow available for dividends, pension contributions in excess of expense and net debt reduction or $3.78 per share, up $2.02 per share over 4Q FY2012 (3)
- Reached 2.0x Leverage Ratio target with ending leverage of 1.95x (2)

Adjusted Earnings per Share Bridge (1)



$3.00
$2.50
$2.00
$1.50
$1.00
$0.50
$-
$1.39
$1.09
($0.08)
$0.06
$0.20
$2.66
4Q FY2012
Corrugated Packaging
Consumer Packaging
Recycling
Taxes & Other
4Q FY2013

(1) On a GAAP basis, EPS was $2.40 in 4Q FY2013 and $1.14 in 4Q FY2012. See Use of Non-GAAP Financial Measures and Reconciliations in the Appendix
(2) See Use of Non-GAAP Financial Measures and Reconciliations in the Appendix
(3) We refer to this as "Cash Generated for Net Debt Repayment, Dividends, Acquisitions/Investments and Pension Contributions in Excess of Expense." See Use of Non-GAAP Financial Measures and Reconciliations in the Appendix

Net Debt Bridges (1)

4Q FY2013
($ in Millions)



Free Cash Flow per Share of $3.78 (2)
$3,400
$3,000
$2,600
$2,200
$2,984
$80
$11
($401)
$133
$22
($21)
$2,808
3Q FY2013 Net Debt
Pension Contributions in Excess of Expense
Cash Restructuring
Cash Generated from Operations
Capital Expenditures
Dividends
Other (3)
4Q FY2013 Net Debt

FY2013
($ in Millions)



Free Cash Flow per Share of $11.16 (2)
$3,800
$3,400
$3,000
$2,600
$2,200
$1,800
$3,375
$167
$46
($1,246)
$440
$75
($49)
$2,808
4Q FY2012 Net Debt
Pension Contributions in Excess of Expense
Cash Restructuring
Cash Generated from Operations
Capital Expenditures
Dividends
Other (3)
4Q FY2013 Net Debt

(1) On a GAAP basis, Total Debt was $2.84 billion, $3.03 billion and $3.41 billion in 4Q FY2013, 3Q FY2013 and 4Q FY2012, respectively. See Use of Non-GAAP Financial Measures and Reconciliations in the Appendix
(2) Free Cash Flow per share of $3.78 is calculated as Cash Generated for Net Debt Repayment, Dividends, Acquisitions/Investments and Pension Contributions in Excess of Expense of $277.1 million divided by average diluted shares outstanding of 73.4 million shares for the quarter. Free Cash Flow per share of $11.16 is calculated as Cash Generated for Net Debt Repayment, Dividends, Acquisitions/Investments and Pension Contributions in Excess of Expense of $815.6 million divided by average diluted shares outstanding of 73.1 million shares for fiscal year 2013. See Use of Non-GAAP Financial Measures and Reconciliations in the Appendix
(3) Largely related to asset sales

Corrugated Packaging 4Q FY2013 vs. 4Q FY2012 Segment Performance

	4Q FY2013	4Q FY2012
Net Sales ($ in millions)	$ 1,744.3	$ 1,597.3
Segment Income ($ in millions) (1)	$ 238.0	$ 112.8
Segment Income Margin (1)	*13.6%*	*7.1%*
Segment EBITDA ($ in millions) (1)	$ 348.9	$ 219.2
Segment EBITDA Margin (1)	*20.0%*	*13.7%*
Containerboard Shipments (thous. tons)	1,825.2	1,859.1
Containerboard Production (thous. tons)	1,839.5	1,852.1
Pulp and SBL Shipments (thous. tons)	102.3	108.0
Pulp and SBL Production (thous. tons)	103.4	109.2
Corrugated Shipments (BSF)	19.3	19.7

(1) Segment Income excludes $0.2 million of inventory step-up expense in 4Q FY2012. See Use of Non-GAAP Financial Measures and Reconciliations in the Appendix

(2) See Use of Non-GAAP Financial Measures and Reconciliations in the Appendix

4Q FY2013 vs. 4Q FY2012 Corrugated Packaging EBITDA Bridge (1)



($ in millions)
$450
$400
$350
$300
$250
$200
$150
$100
$50
$0
$219
$178
($11)
($67)
$1
$52
($23)
$349
4Q FY2012
Price
Volume
Commodities, Freight & Fuel
Maintenance, Repairs & Deferred Outages
Synergies & Performance Improvements
Labor, SG&A & Other
4Q FY2013

- Record Corrugated Packaging Segment EBITDA; EBITDA margin of 20%(1)
  - Higher domestic and export market pricing; average selling prices up $95 / ton over 4Q FY2012
  - Realization of synergies and performance improvements
  - Higher commodity costs – primarily recycled fiber, wood, freight and energy costs
  - Segment EBITDA includes a $12 million pre-tax gain related to the recording of additional value of spare parts at containerboard mills and a $9 million pre-tax gain (net of start-up expenses) related to the terminated steam supply contract at Solvay
  - Reduced production by 60,000 tons to better match our supply with our customer demand

Note: Synergies & Performance Improvements have been extracted from applicable categories
(1) See Use of Non-GAAP Financial Measures and Reconciliations in the Appendix

Consumer Packaging 4Q FY2013 vs. 4Q FY2012 Segment Performance

	4Q FY2013	4Q FY2012
Net Sales ($ in millions)	$ 671.5	$ 660.6
Segment Income ($ in millions)	$ 89.0	$ 98.8
Segment Income Margin	*13.3%*	*15.0%*
Segment EBITDA ($ in millions) (1)	$ 114.0	$ 122.9
Segment EBITDA Margin (1)	*17.0%*	*18.6%*
Recycled Paperboard Shipments (thous. tons)	253.5	237.9
SBS Shipments (thous. tons)	85.4	90.3
Market Pulp Shipments (thous. tons)	26.8	21.9
Converting Shipments (BSF) (2)	5.3	5.2

(1) See Use of Non-GAAP Financial Measures and Reconciliations in the Appendix
(2) Converting shipments exclude Merchandising Display shipments

4Q FY2013 vs. 4Q FY2012 Consumer Packaging EBITDA Bridge (1)


($ in millions)
$150
$125
$100
$75
$50
$25
$0
$123
$2
$9
($11)
$2
$3
($10)
($4)
$114
4Q FY2012
Price
Volume
Commodities & Freight
Maintenance, Repairs & Deferred Outages
Synergies & Performance Improvements
Settlement of Supply Agreement / Insurance Settlement
Labor, SG&A & Other
4Q FY2013

- Consumer Packaging Segment EBITDA margin of 17% in 4Q FY2013 (1)
  - Higher pricing in SBS, URB, and pulp partially offset by slightly lower CRB pricing
  - Higher fiber, chemical and energy costs
  - Higher CRB, Specialty and market pulp volumes; lower SBS volumes
  - Includes $8 million insurance settlement related to prior year incident at Demopolis; 4Q FY2012 includes $18 million received in connection with the termination and settlement of a paperboard supply agreement, net of legal fees

Note: Synergies & Performance Improvements have been extracted from applicable categories
(1) See Use of Non-GAAP Financial Measures and Reconciliations in the Appendix

Recycling 4Q FY2013 vs. 4Q FY2012 Segment Performance

	4Q FY2013	4Q FY2012
Net Sales ($ in millions)	$ 276.0	$ 264.4
Segment Income ($ in millions)	$ 4.6	$ (2.8)
Segment Income Margin	*1.7%*	*(1.1%)*
Segment EBITDA ($ in millions) (1)	$ 7.6	$ 0.7
Segment EBITDA Margin (1)	*2.8%*	*0.3%*
Recycled Fiber Volume (mils. tons)	1.8	2.0

(1) See Use of Non-GAAP Financial Measures and Reconciliations in the Appendix

- Improving operational execution and performance improvement realization due to previously closed facilities
- Lower volumes due to reduced number of operating facilities and less market demand for recycled fiber
- Have closed 12 recycling facilities through 4Q FY2013 since the Smurfit-Stone acquisition

Synergies and Performance Improvements at $525 Million

- Run rate of synergies at September 30, 2013 in excess of $525 million
- Increase in performance improvements driven by mill productivity, box plant optimization and procurement projects
- Achieving $550 million run rate in 1Q FY2014

Run Rate of Synergies and Performance Improvements at $550 million


$ in millions
Recycling & Merch. Displays $25
Duplicative Corporate Costs $30
Reduced Support Costs $30
Energy Projects $40
Box Plants $115
Procurement $110
Mill & Supply Chain $200

Key Inputs

	Estimated Annual Quantity	Unit	4Q FY2013 Average Index Price	3Q FY2013 Average Index Price	Unit	Approximate Annual Cost ($ in millions)
Wood Fiber (1)	18.5	million tons	$38	$37	per ton	$700
Recycled Fiber (2)	4	million tons	$116	$110	per ton	$500
Natural Gas (3)	39	bcf	$3.58	$4.09	per mmbtu	$150
Fuel Oil (mill use) (4)	9	million gallons	$2.24	$2.21	per gallon	$20
Diesel (freight) (5)	59	million gallons	$3.91	$3.88	per gallon	$240

The following indices exclude transportation and distribution charges and premiums, as applicable:
(1) Wood Fiber reflects approximate RockTenn price
(2) Recycled Fiber based on RockTenn weighted consumption by regional indices
(3) Natural Gas: NYMEX Henry Hub Futures
(4) Fuel Oil: Platts New York #6 2.2% Cargo
(5) Diesel: EIA U.S. Diesel Fuel Retail Average Price, Industrial Sector

RockTenn's Strong Financial Position

9/30/13 Capitalization ($ in millions)	
Cash	$36
Outstanding Debt [(1)]	$2,852
Shareholders' Equity	$4,312
Total Capitalization	**$7,164**

Rating Agency	Corporate Credit Rating
S&P	BBB- Positive
Moody's	Ba1 Positive

Floating / Fixed Debt Mix	49% / 51%
Available Liquidity	$1.7 billion
Leverage Ratio	1.95x [(2)]
LTM Credit Agreement EBITDA	$1.48 billion [(2)]



$ in millions
$1,600
$1,400
$1,200
$1,000
$800
$600
$400
$200
$-
$3
$92
$382
$260
$122
$918
$1,457
$350
$400
$350
$350
FY2014
FY2015
FY2016
FY2017
Thereafter
Scheduled Maturities
Credit Facilities
2019 Notes
2020 Notes
2022 Notes
2023 Notes
A/R Securitization
Other

(1) Outstanding Debt is Total Debt of $2,844.8 million adjusted for unamortized bond discounts of $6.8 million
(2) See Use of Non-GAAP Financial Measures and Reconciliations in the Appendix

Key Financial Statistics – FY2014 Outlook

($ in millions, except percentages)	1Q FY2014	Full Year FY2014
Depreciation and Amortization:	$ 145	$ 590
Capital Expenditures:	$ 125	$ 525-550
Non-Allocated Expenses:	$ 20	$ 70
Interest Expense:	$ 25	$ 90-95
Book Tax Rate:	35% - 37%	35% - 37%
Pension Expense:	$ 4	$ 15
Share Based Compensation:	$ 10	$ 45

($ in millions)	As of 9/30/2013
Federal and Canadian NOLs (estimated)	$ 231
State NOLs / Credits (estimated):	$ 89
Cellulosic Biofuel/Black Liquor Tax Credits:	$ 138
AMT and Other Federal Credits:	$ 95

($ in millions, unless stated)	FY2013 Actual	1Q FY2014 Forecast	2Q FY2014 Forecast	3Q FY2014 Forecast	4Q FY2014 Forecast	FY2014 Forecast
Estimated Qualified and Non Qualified Pension Contributions (Cash):	$ 189	$ 39	$ 41	$ 71	$ 88	239
Corrugated/Demopolis Scheduled Maintenance Downtime (thous. tons):	202	101	84	93	-	278
Mill Major Maintenance Outage Amortization Expense:	$ 91	$ 28	$ 24	$ 24	$ 24	$ 100

Capital Allocation Strategy

- Annual dividend increased by $0.20 / share from $1.20 to $1.40
- Established a 2.0x leverage target, providing financial and operating flexibility
- Continue to seek value-accreting acquisition opportunities
- Share repurchase authorization increased from 1.8 million shares remaining to 5 million shares

Appendix

Use of Non-GAAP Financial Measures and Reconciliations

Below, we define the non-GAAP financial measures, provide a reconciliation of each non-GAAP financial measure to the most directly comparable financial measure calculated in accordance with GAAP, and discuss the reasons that we believe this information is useful to management and may be useful to investors. These measures may differ from similarly captioned measures of other companies in our industry.

Non-GAAP Measures

Our definitions of Credit Agreement EBITDA and Segment EBITDA may differ from other similarly titled measures at other companies. Credit Agreement EBITDA (as defined) and Segment EBITDA (as defined) are not defined in accordance with GAAP and should not be viewed as alternatives to GAAP measures of operating results or liquidity. RockTenn management believes that net income is the most directly comparable GAAP measure to Credit Agreement EBITDA (as defined) and Segment Income is the most directly comparable GAAP measure to Segment EBITDA (as defined).

Non-GAAP Measures: Credit Agreement EBITDA and Total Funded Debt (as defined)

"Credit Agreement EBITDA" is calculated in accordance with the definition of "EBITDA" contained in the Company's Credit Agreement. Credit Agreement EBITDA is generally defined as Consolidated Net Income plus: consolidated interest expense; consolidated tax expenses; depreciation and amortization expenses; charges and expenses for financing fees and expenses and write-offs of deferred financing fees and expenses, remaining portions of OID on prepayment of indebtedness, premiums due in respect of prepayment of indebtedness, and commitment fees in respect of financing commitments; various charges and expenses related to, or incurred in connection with, the Smurfit-Stone acquisition; costs and expenses relating to the integration of Smurfit-Stone and the achievement of synergies relating to the Smurfit-Stone acquisition; certain run-rate synergies expected to be achieved due to the Smurfit-Stone acquisition; all non-cash charges; all cash charges and expenses for plant and other facility closures and other cash restructuring charges; labor disruption charges; officer payments associated with any permitted acquisitions; "black liquor" expenses; cash charges and expenses incurred in respect of the Chapter 11 bankruptcy proceeding and plan of reorganization of Smurfit-Stone; and all non-recurring cash expenses taken in respect of any multi-employer and defined benefit pension plan obligations that are related to plant and other facilities closures. For additional information on the calculation see our Credit Agreement, dated as of September 27, 2012, filed as Exhibit 10.1 to our Form 8-K, dated September 27, 2012.

"Total Funded Debt" is calculated in accordance with the definition of "Total Funded Debt" contained in the Company's Credit Agreement. Total Funded Debt is generally defined as aggregate debt obligations reflected in our balance sheet, less the hedge adjustments resulting from terminated and existing fair value interest rate derivatives or swaps, if any, plus additional outstanding letters of credit not already reflected in debt, plus debt guarantees.

Non-GAAP Measures: Credit Agreement EBITDA and Total Funded Debt

Our management uses Credit Agreement EBITDA and Total Funded Debt to evaluate compliance with RockTenn's debt covenants and borrowing capacity available under its Credit Agreement. Management also uses Credit Agreement EBITDA as a measure of our Company's core operating performance. Management believes that investors also use these measures to evaluate the Company's compliance with its debt covenants and available borrowing capacity. Management also believes that investors use Credit Agreement EBITDA as a measure of our Company's core operating performance. Borrowing capacity is dependent upon, in addition to other measures, the "Total Funded Debt/EBITDA ratio" or the "Leverage Ratio," which is defined as Total Funded Debt divided by Credit Agreement EBITDA.

Non-GAAP Measures: Net Debt

We have defined the non-GAAP measure "Net Debt" to include the aggregate debt obligations reflected in our balance sheet, less the hedge adjustments resulting from terminated and existing fair value interest rate derivatives or swaps, if any, the balance of our cash and cash equivalents, certain restricted cash (which includes the balance sheet line items restricted cash and restricted cash and marketable debt securities) and certain other investments that we consider to be readily available to satisfy such debt obligations.

Our management uses Net Debt, along with other factors, to evaluate our financial condition. We believe that Net Debt is an appropriate supplemental measure of financial condition and may be useful to investors because it provides a more complete understanding of our financial condition before the impact of our decisions regarding the appropriate use of cash and liquid investments.

Non-GAAP Measures: Adjusted Earnings Per Diluted Share

We also use the non-GAAP measure "adjusted earnings per diluted share". Management believes this non-GAAP financial measure provide our board of directors, investors, potential investors, securities analysts and others with useful information to evaluate the performance of the Company because it excludes restructuring and other costs, net, the alternative fuel mixture credit and cellulosic biofuel producer credit and other specific items that management believes are not indicative of the ongoing operating results of the business. The Company and the board of directors use this information to evaluate the Company's performance relative to other periods.

Non-GAAP Measures: Cash Generated for Net Debt Repayment, Dividends, Acquisitions/Investments and Pension in Excess of Expense

We also have defined the non-GAAP financial measure Cash Generated for Net Debt Repayment, Dividends, Acquisitions/Investments and Pension in Excess of Expense to be the sum of the repayments of the non-GAAP measure Net Debt and the following cash flow statement line items: Cash dividends paid to shareholders, Cash paid for the purchase of business, net of cash acquired plus Investment in unconsolidated entity and Pension and other postretirement funding (more) less than expense.

Our management uses Cash Generated for Net Debt Repayment, Dividends, Acquisitions/Investments and Pension in Excess of Expense, along with other factors, to evaluate our performance. We believe that this measure is an appropriate supplemental measure of financial performance and may be useful to investors because it provides a measure of cash generated for the benefit of shareholders. It is not intended to be a substitute for GAAP financial measures and should not be used as such.

Segment EBITDA and Income Margins

4Q FY2013

($ in millions, except percentages)

	Corrugated Packaging	Consumer Packaging	Recycling	Corporate / Other	Consolidated
Segment Net Sales	$ 1,744.3	$ 671.5	$ 276.0	$ (206.7)	$ 2,485.1
Segment Income	238.0	89.0	4.6		331.6
Depreciation & Amortization	110.9	25.0	3.0	3.6	142.5
EBITDA	$ 348.9	$ 114.0	$ 7.6		
Segment Income Margins	13.6%	13.3%	1.7%		
Segment EBITDA Margins	20.0%	17.0%	2.8%		

Segment EBITDA and Income Margins

4Q FY2012

($ in millions, except percentages)

	Corrugated Packaging	Consumer Packaging	Recycling	Corporate / Other	Consolidated
Segment Net Sales	$ 1,597.3	$ 660.6	$ 264.4	$ (168.5)	$ 2,353.8
Segment Income [(1)]	112.8	98.8	(2.8)		208.8
Depreciation & Amortization	106.4	24.1	3.5	3.6	137.6
EBITDA	$ 219.2	$ 122.9	$ 0.7		
Segment Income Margins	7.1%	15.0%	(1.1%)		
Segment EBITDA Margins	13.7%	18.6%	0.3%		

(1) Corrugated Packaging Segment Income excludes $0.2 million of inventory step-up expense

Adjusted EPS Reconciliation

($ in millions, except per share data)

	4Q FY2013	4Q FY2012
Net income attributable to Rock-Tenn Company Shareholders	**$ 176.5**	**$ 82.3**
Restructuring and other costs [(1)]	19.1	14.0
Loss on extinguishment of debt	-	4.0
Acquisition Inventory Step Up	-	0.1
Adjusted net income	**$ 195.6**	**$ 100.4**

	4Q FY2013	4Q FY2012
Earnings per diluted share	**$ 2.40**	**$ 1.14**
Restructuring and other costs [(1)]	0.26	0.19
Loss on extinguishment of debt	-	0.06
Adjusted earnings per diluted share	**$ 2.66**	**$ 1.39**

(1) Restructuring and other costs and operating losses and transition costs due to plant closures

Net Debt Reconciliation

($ in millions)

	September 30, 2013	June 30, 2013	September 30, 2012
Current Portion of Debt	$ 2.9	$ 54.1	$ 261.3
Long-Term Debt Due After One Year	2,841.9	2,972.3	3,151.2
Total Debt	2,844.8	3,026.4	3,412.5
Less: Hedge Adjustments Resulting From Fair Value Interest Rate Derivatives or Swaps	-	-	(0.1)
	2,844.8	3,026.4	3,412.4
Less: Cash and Cash Equivalents	(36.4)	(42.3)	(37.2)
Net Debt	$ 2,808.4	$ 2,984.1	$ 3,375.2

Credit Agreement EBITDA and Leverage Ratio

($ in millions, except ratio)		FY2013
Consolidated Net Income	$	732.5
Interest Expense, net		96.4
Income Taxes		(21.8)
Depreciation and Amortization		552.2
Additional Permitted Charges [1]		124.0
Credit Agreement EBITDA	$	1,483.3
Current Portion of Debt	$	2.9
Long-Term Debt due after one year		2,841.9
Total Debt	$	2,844.8
Plus: Letters of Credit, Guarantees and Other Adjustments		55.0
Total Funded Debt	$	2,899.8
Leverage Ratio		1.95x

(1) As specified in our Credit Agreement dated September 27, 2012. Excludes the impact of the 2Q FY2013 reversal of previously established tax reserves of $254 million relating to alternative fuel mixture tax credits (AFMC) acquired in the Smurfit-Stone acquisition

Free Cash Flow [1]

($ in millions)

	4Q FY2013	FY2013
Net debt repayment [2]	$ 175.7	$ 566.8
Cash dividends paid to shareholders	21.6	75.3
Pension and postretirement funding more than expense	79.6	167.1
Cash paid for the purchase of business, net of cash acquired plus Investment in unconsolidated entity	0.2	6.4
	$ 277.1	$ 815.6

(1) Cash Generated for Net Debt Repayment, Dividends, Acquisitions/Investments and Pension Contributions in Excess of Expense
(2) The difference between Net Debt as reconciled in the Appendix for the appropriate periods

RockTenn

Executing Our Strategy, Delivering Exceptional Value


RockTenn
Coated White Top Liner